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                                                                    EXHIBIT 21.1

                         Subsidiaries of the Registrant

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
                                                                           State of
       Name of Subsidiary                                                Incorporation
       ------------------                                                -------------
The Interlink Companies, Inc                                                Delaware
Source-U.S. Marketing Services, Inc.                                        Delaware
Source-Chestnut Display Systems, Inc.                                       Delaware
Source-Yeager Industries, Inc.                                              Delaware
Source-Huck Store Fixture Company                                           Delaware
Source-MYCO, Inc.                                                           Delaware
Source Interlink International, Inc.                                        Delaware
Primary Source, Inc.                                                        Delaware
The Source-Canada Corp.                                                      Ontario
International Periodical Distributors, Inc.                                  Nevada
David E. Young, Inc.                                                        New York
Brand Manufacturing Corp.                                                   New York
T.C.E. Corporation                                                          Delaware
Vail Companies, Inc.                                                        Delaware
Source Interlink Canada Inc.                                            British Columbia
Huck Store Fixture Company of North Carolina                             North Carolina
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